EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer of Summit Properties Inc. (the "Company") hereby certifies to his knowledge that the Company’s annual report on Form 10-K for the period ended December 31, 2003 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2004             /S/ Gregg D. Adzema
    Gregg D. Adzema
    Executive Vice President and Chief Financial Officer